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EXHIBIT 11 - STATEMENTS RE: COMPUTATION OF PER SHARE EARNINGS


                          Appalachian Bancshares, Inc.
                   Computation of Net Income Per Common Share

The following tabulation presents the calculation of basic and diluted earnings per common share for the years ended December 31, 1999, 1998, and 1997.

                                                                        1999               1998              1997
                                                                 ----------------   ---------------    ---------------
BASIC EARNINGS PER SHARE:
   Net income................................................    $      1,265,774   $     1,208,231    $     1,017,766
                                                                 ================   ===============    ===============

   Earnings on common shares.................................    $      1,265,774   $     1,208,231    $     1,017,766
                                                                 ================   ===============    ===============

   Weighted average common shares outstanding - basic........           1,326,196         1,166,425          1,154,990
                                                                 ================   ===============    ===============

   Basic earnings per common share...........................    $            .95   $          1.04    $          0.88
                                                                 ================   ===============    ===============

DILUTED EARNINGS PER SHARE:
   Net income................................................    $      1,265,774   $     1,208,231    $     1,017,766
                                                                 ================   ===============    ===============

   Weighted average common shares
     outstanding.............................................           1,326,196         1,166,425          1,154,990

   Net effect of the assumed exercise of stock
     options - based on the treasury stock method
     using average market price for the year.................              97,329            54,551              7,216
                                                                 ----------------   ---------------    ---------------

   Weighted average common shares outstanding -
     diluted.................................................           1,423,525         1,220,976          1,162,206
                                                                 ================   ===============    ===============

   Diluted earnings per common share.........................    $           0.89   $          0.99    $          0.88
                                                                 ================   ===============    ===============